ARTICLES OF AMALGAMATION


1.     The  name  of  the  corporation  is:

       TAGALDER  INCORPORATED

2.     The  address  of  the  registered  office  is:

       19063  Mountainview  Road
       P.O.  Box  420,
       Caledon  East,  Ontario
       L0N  1E0
       Town  of  Caledon
       in  the  Regional  Municipality  of  Peel

3.     Number  (or  minimum  and  maximum  number)  of  directors  is:

       Minunum  of  one(1)  /  Maximum  of  eleven  (11)

4.     The  first  director(s)  is/  are:

Name                    Residence  Address               Resident
                                                         Canadian
                                                         Yes  or  No

Gordon  Leliever        17690  Horseshoe  Hill  Road,        Yes
                        P.O.  Box  420,
                        Caledon  East,  Ontario
                        L0N  1E0

Joseph  Church          9  Leslie  Place,                    Yes
                        Fonthill,  Ontario,  L0S  1A0

L.  Murray  Eades       17702  Shaw's  Creek  Road,          Yes
                        R.R.  #  1
                        Alton,  Ontario,  L0N  1A0

Ashely  Clarke          1604  -  39  Old  Mill  Road         Yes
                        Etobicoke,  Ontario,  M8X  1G6

Robert  Rice            203  Greenwood  Drive,               Yes
                        Bonfield,  Ontario,  P0H  1E0

5.     Check  A  or  B:

    A) The amalgamation agreement has been duly adopted by the shareholders of each of the amalgamating corporation as required by subsection 176 (4) of the Business Corporations Act on the date set out below:____X______

    B) The amalgamation has been approved by the directors of each amalgamating corporation by a resolution as required by section 177 of the Business Corporations Act on the date set out below. The articles of amalgamation in substance contain the provisions of the articles of incorporation of_________and are more particularly set out in these articles.___________



Name  of Amalgamating          Ontario Corporation     Date of Adoption/Approval
Corporations:                    Number:

L'AIR  D'OR  CORPORATION          000114703                 July  10,  1996

TAGALDER  CORPORATION             1110206                   July  10,  1996


6. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.

NONE

7. The classes and any maximum number of shares that the corporation is authorized to issue:

THERE  IS  TO  BE  AN  UNLIMITED  NUMBER  OF  COMMON  SHARES.

8. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

NONE

9. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:

NONE

10.     Other  provisions,  if  any,  are:

NONE  OTHER  THAN  IN  AMALGAMATION  AGREEMENT  (SCHEDULE  "B").

These  articles  are  signed  in  duplicate

Names  of  amalgamating  corporations
and signatures and descriptions of office of their proper officers


L'AIR  D'OR  CORPORATION

/s/ Fred Rahn
______________________________
Fred  Rahn  -  President

/s/ L.Murray Eades
______________________________
L.  Murray  Eades  -  Director

TAGALDER  CORPORATION
/s/ Gordon Leliever
______________________________
Gordon  Leliever  -  President

                                  SCHEDULE "A"

                              STATEMENT OF DIRECTOR

                                 SECTION 178 (2)

I,  L.  MURRAY  EADES,  solemnly  declare  that:

1. I am a Director of L'AIR D'OR CORPORATION, one of the amalgamating corporations (hereinafter called the "Corporation");

2. I have conducted such examinations of the books and records of the Corporation and have made such inquiries and investigations as are necessary to enable me to make this declaration;

3. I have satisfied myself that there are reasonable grounds for believing that:

(a) the Corporation is, and the amalgamated corporation will be able to pay its liabilities as they become due;

(b) the realizable value of the assets of the amalgamated corporation will not be less than the aggregate of its liabilities and stated capital of all classes;

4. There are reasonable grounds for believing that no creditor of the Corporation will be prejudiced by the amalgamation.

DATED  this  10th  day  of  July  1996.

/s/  L.  Murray  Eades
______________________
L.  Murray  Eades

                                  SCHEDULE "A"

                              STATEMENT OF DIRECTOR

                                 SECTION 178 (2)


I,  GORDON  LELIEVER,  solemnly  declare  that:

1. I am the President of TAGLADER CORPORATION, one of the amalgamating corporations (hereinafter called the "Corporation");

2. I have conducted such examinations of the books and records of the Corporation and have made such inquiries and investigations as are necessary to enable me to make this declaration;

3. I have satisfied myself that there are reasonable grounds for believing that:

(a) the Corporation is, and the amalgamated corporation will be able to pay its liabilities as they become due;

(b) the realizable value of the assets of the amalgamated corporation will not be less than the aggregate of its liabilities and stated capital of all classes;

4. There are reasonable grounds for believing that no creditor of the Corporation will be prejudiced by the amalgamation.

DATED  this  l0th  day  of  July  1996.


/s/  Gordon  Leliever
_____________________
Gordon  Leliever

                                  -SCHEDULE "B"


                             AMALGAMATION AGREEMENT

     THIS  AMALGAMATION  AGREEMENT  is made as of this 2nd day of November 1995.

BETWEEN:

     L'AIR  D'OR  CORPORATION,
     a  corporation  incorporated
     under  the  laws  of  the  Province  of  Ontario,

     hereinafter  called  "L'Air  D'Or"

AND:

     TAGALDER  CORPORATION,
     a corporation incorporated under the laws of the Province of Ontario,

     hereinafter  called  "Tagalder"


RECITALS:

A. L'Air D'Or and Tagalder have agreed to amalgamate pursuant to the Business Corporations Act, 1982;

B. L'Air D'Or and Tagalder have each made disclosure to the other of their respective assets and liabilities; and

C.   It  is  desirable  that  this  amalgamation  should  be  effected.

     NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the parties agree as follows:

1.     INTERPRETATION

     In  this  Agreement, the following terms shall have the following meanings:

"ACT"  means  the  Business  Corporations  Act,  1982;

"AGREEMENT"  means  this  amalgamation  agreement;

"AMALGAMATED CORPORATION" means the corporation continuing from the amalgamation of the Amalgamating Corporations;

"AMALGAMATING  CORPORATIONS"  means  L'Air  D'Or  and  Tagalder;

"AMALGAMATION" means the amalgamation of the Amalgamating Corporations as contemplated in this Agreement;

"BUSINESS DAY" means any day other than a Saturday or Sunday upon which Canadian chartered banks are open for business in Toronto Ontario.

"DISSENTING SHAREHOLDER" means a shareholder of L'Air D'Or or Tagalder as the case may be, who, in connection with the special resolution of the shareholders of L'Air D'Or and Tagalder as the case may be, which approves and adopts this Agreement, has sent to L'Air D'Or or Tagalder as the case may be, a written objection and a demand for payment within the time limits and in the manner prescribed by sections 184 (6) and 184 (8) of the Act respectively with respect to his shares;

"EFFECTIVE DATE" means the date of the Amalgamation as set forth in the certificate of amalgamation issued to the Amalgamated Corporation;

"JOINT INFORMATION CIRCULAR" means the joint information circular to be mailed to the shareholders of L'Air D'Or and Tagalder in connection with the Joint Special Meeting of Shareholders;

"JOINT SPECIAL MEETING OF SHAREHOLDERS" means the joint special meeting of the shareholders of L'Air D'Or and Tagalder to be held for the purpose of considering a special resolution relating to the Amalgamation;

     Words and phrases used in this Agreement and defined in the Act shall have the same meaning in this Agreement as in the Act unless the context otherwise requires.

2.     AGREEMENT  TO  AMALGAMATE

     The Amalgamating Corporations do hereby agree to amalgamate pursuant to the provisions of section 173 of the Act as of the Effective Date and to continue as one corporation on the terms and conditions set out in this Agreement.

3.     NAME

     The  name  of  the  Amalgamated Corporation shall be Tagalder Incorporated.

4.     REGISTERED  OFFICE

     The registered office of the Amalgamated Corporation shall be 19063 Mountainview Rd., Caledon, Ontario; P.O. Box 420, Caledon East, Ont., LON 1E0.

5.     AUTHORIZED  CAPITAL

     The Amalgamated Corporation is authorized to issue an unlimited number of common shares.

6.     NUMBER  OF  DIRECTORS

     The Board of Directors of the Amalgamated Corporation shall, until otherwise changed in accordance with the Act, consist of a minimum number of 1 and a maximum number of 11 Directors. The number of Directors shall be determined by the shareholders in accordance with the Act subject to the right of the Board of Directors to increase the number of Directors at any time up to a maximum number of 11.

7.     BUSINESS

     There shall be no restriction on the business which the Amalgamated Corporation is authorized to carry on.

8.     YEAR  END

     The year end of the Amalgamated Corporation shall be December 31 in each year.

9.     INITIAL  DIRECTORS

     The first directors of the Amalgamated Corporation shall be the persons whose names and residential addresses appear below:

     Name                                     Address

Gordon  Leliever                              P.O.  Box  420,
                                              Caledon  East,
                                              Ontario  LON  1EO

Joseph  Church                                9  Leslie  Place
                                              Fonthill  Ontario
                                              LOS  1E3

L. Murray  Eades                              17702  Shaw's  Creek  Rd.
                                              R.R.  #  1
                                              Alton,  Ontario
                                              LON  lAO

Ashley  Clarke                                1604  -39  Old  Mill  Rd.
                                              Etobicoke, Ontario
                                              M8X  lG6

Robert  Rice                                  203  Greenwood  Dr.
                                              Bonfield,  Ontario
                                              POH  lEO

     Such Directors shall hold office until the first annual meeting of shareholders of the Amalgamated Corporation or until their successors are elected or appointed.

10.     AMALGAMATION

     On  the  Effective  Date:

     (a) one common share of the Amalgamated Corporation shall be issued in exchange for each 10 issued and outstanding shares of L'Air D'Or, and one common share of the Amalgamated Corporation shall be issued in exchange for each issued and outstanding share of Tagalder.

     (b) a Dissenting Shareholder will be entitled to be paid the fair value for the issued shares of L'Air D'Or or Tagalder, as the case may be, held by such shareholder.

11.     BY-LAWS

     The by-laws of the Amalgamated Corporation, until repealed, amended or altered shall be in the form of the by-laws of L'Air D'Or.

12.     SPECIAL  MEETINGS  OF  SHAREHOLDERS  OF  L'AIR  D'OR  AND  TAGALDER

     The parties hereto shall use their best efforts to .cause the L'Air D'Or shareholders and the Tagalder shareholders, respectively, to vote in favour of the special resolution.

13.     EFFECTIVE  DATE  OF  AMALGAMATION

     Subject to this Agreement, if the conditions precedent to the completion of the Amalgamation set forth herein have then been satisfied or waived, following the Special Meetings of Shareholders the parties shall cause Articles of Amalgamation to be filed with the Director under the Act, provided that Tagalder in its sole discretion shall determine the specific date prior to January 15, 1996, on which such Articles of Amalgamation are filed.

14.     REPRESENTATIONS  AND  WARRANTIES  OF  L'AIR  D'OR

     L'Air D'Or represents and warrants to and in favour of Tagalder as follows and acknowledges that Tagalder is relying upon such representations and warranties in connection with the entering into of this Agreement and the completion of the Amalgamation:

     (a) L'Air D'Or is a corporation duly incorporated and organized and validly existing under the law of the Province of Ontario;

     (b) L'Air D'Or is a reporting issuer presently in default under the Securities Act (Ontario) and presently is in compliance with all applicable regulations pertaining to the listing of its common shares on the CDN System;

(c) L'Air D'Or has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

     (d) The execution and delivery of this Agreement by L'Air D'Or and the completion thereof in accordance with its terms does not violate any provisions of (i) the constating documents or by-laws of L'Air D'Or,(ii)any indenture, contract, instrument or other agreement, written or oral, to which L'Air D'Or is a party or by which it is bound, or (iii) any statute, regulation, rule or law to which L'Air D'Or is subject;

     (e) The execution and delivery of this Agreement, the completion of the terms hereof and the completion of the Amalgamation have been duly authorized by all necessary corporate action on the part of L'Air D'Or and this Agreement has been duly executed and delivered by L'Air D'Or and constitutes a legal, valid and binding obligation of L'Air D'Or enforceable against L'Air D'Or in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and to the fact that the granting of equitable remedies such as specific performance and injunction is within the discretion of a court of competent jurisdiction;

     (f) The authorized capital of L'Air D'Or consists of an unlimited number of common shares of which 81,696,360 common shares are issued and outstanding as fully paid and non-assessable and immediately prior to amalgamation there will be 81,696,360 common shares issued and outstanding as fully paid and non-assessable;

     (g) No person, firm or corporation has any agreement or option or any right or privilege capable of becoming an agreement for the purchase, subscription, allotment, issue or redemption of any of the issued or unissued shares of L'Air D'Or or of any other securities of L'Air D'Or;

     (h) L'Air D'Or has no subsidiaries or agreements of any nature to acquire any subsidiary;

     (i)The audited and unaudited financial statements of L'Air D'Or for each of its fiscal years previously delivered to Taga1der were prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly the financial position of L'Air D'Or as at the respective fiscal year ends;

     (j)  There  has  been  no  change  in the financial position of L'Air D'Or;

     (k)Since September 15,1995there has been no material change in the affairs, financial condition, assets, liabilities, business or operations of L'Air D'Or;

     (l) The information to be contained in the Joint Information Circular relating to L'Air D'Or will be accurate and complete in all material respects and will not contain a misrepresentation (as such term is defined in the Securities Act Ontario) ;

     (m) There are no actions, suits or proceedings (whether or not purportedly on behalf of L'Air D'Or), pending or threatened against or affecting L'Air D'Or, at law or in equity, or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau, agent or instrumentality, domestic or foreign. L'Air D'Or is not aware of any existing ground on which any such action, suit or proceeding might be commenced.

15.     REPRESENTATION  AND  WARRANTIES  OF  TAGALDER

     Tagalder represents and warrants to and in favour of L'Air D'Or as follows and acknowledges that L'Air D'Or is relying upon such representations and warranties in connection with the entering into of this Agreement and the completion of the Amalgamation:

     (a)Taga1der is a corporation duly incorporated and organized and validly existing under the laws of the Province of Ontario;

     (b) Tagalder has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

     (c) The execution and delivery of this Agreement by Tagalder and the completion of the Amalgamation do not and will not conflict with or result in the violation of the terms and provisions of (i) the constating documents or by-laws of Tagalder, (ii) any indenture contract instrument or other agreement, written or oral, to which Tagalder is a party or by which it is bound, or (iii) any statute, regulation, rule or law to which Tagalder is subject;

     (d) The execution and delivery of this Agreement, the completion of the terms hereof and the completion of the Amalgamation have been duly authorized by all necessary corporate action on the part of Tagalder and this Agreement has been duly executed and delivered by Tagalder and constitutes a legal, valid and binding obligation of Tagalder enforceable against bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and to the fact that the granting of equitable remedies such as specific performance and injunction is within the discretion of a court of competent jurisdiction;

     (e) The authorized capital of Tagalder consists of an unlimited number of common shares of which 41,830,364 common shares will be issued and outstanding as fully paid and non-assessable on the Effective Date.

     (f) No person, firm or corporation has any agreement or option or any right or privilege capable of becoming an agreement for the purchase, subscription, allotment, issue or redemption of any of the issued or unissued shares of Tagalder or of any other securities of Tagalder;

     (g) Tagalder has no subsidiaries or agreements of any nature to acquire any subsidiary;

     (h) Since September 15, 1995 there has been no material adverse change in the affairs, financial condition, assets, liabilities, business or operations of Tagalder;

     (i) There are no actions, suits or proceedings (whether or not purportedly on behalf of Tagalder, pending or threatened against or affecting Tagalder at law or in equity, or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau, agent or instrumentally, domestic or foreign. Tagalder is not aware of any existing ground on which any such action, suite or proceeding might be commenced;

     (j) The information to be contained in the Joint Information Circular relating to Tagalder will be accurate and complete in all material respects and will not contain a misrepresentation (as such term is defined in the Securities Act Ontario) .

16.     CONDITIONS  IN  FAVOUR  OF  TAGALDER

     The obligation of Tagalder to complete the Amalgamation is subject to the following conditions which are for the exclusive benefit of Tagalder and may be waived by Tagalder in whole or in part:

     (a) The representations and warranties of L'Air D'Or contained in this Agreement shall have been true and correct on and as of the date of this Agreement and the said representations and warranties of L'Air D'Or shall be true and correct in all material respects on and as of the Effective Date with the same force and effect as if made on and as of such date, and L'Air D'Or shall deliver to Tagalder on the Effective Date a certificate of the President of L'Air D'Or dated that date and to that effect;

     (b) All of the covenants, agreements and obligations herein agreed to be performed by L'Air D'Or on or before the Effective Date shall have been complied with or performed;

     (c) On or prior to the Effective Date, all actions, proceedings, instruments and documents required to carry out the terms of this Agreement and all other related legal matters shall have been approved by counsel to Tagalder acting reasonably.

17.     CONDITIONS  IN  FAVOUR  OF  L'AIR  D'OR

     The obligation of L'Air D'Or to complete the Amalgamation is subject to the following conditions, which are for the exclusive benefit of L'Air D'Or and may be waived by L'Air D'Or in whole or in part:

     (a) The representations and warranties of Tagalder contained in this Agreement shall have been true and correct on and as of the date of this Agreement and the said representations and warranties of Tagalder shall be true and correct in all material respects on and as of such date and Tagalder shall deliver to L'Air D'Or on the Effective Date a certificate of the President of Tagalder dated that date and to that effect;

     (b) All of the covenants, agreements and obligations herein agreed to be performed by Tagalder on or before the Effective Date shall have been complied with or performed;

     (c) On or prior to the Effective Date, all actions, proceedings, instruments and documents required to carry out the terms of this Agreement and all other related legal matters shall have been approved by counsel to L'Air D'Or, acting reasonably.

18.     MUTUAL  CONDITIONS  PRECEDENT

     The obligation of Tagalder and L'Air D'Or to complete the Amalgamation is subject to the following conditions precedent which are for the benefi~ of both of them and may be waived in whole or in part only by both of them:

     (a) Neither Tagalder nor L'Air D'Or shall have received on or prior to the Effective Date notice from any shareholder of the shareholder's intention to exercise their dissent rights under applicable law;

     (b) This Agreement shall have been approved and adopted by the shareholders of Tagalder and L'Air D'Or as required under the Act and the Securities Act (Ontario);

     (c) No action shall have been instituted and be continuing on the Effective Date for an injunction to restrain, for a declaratory judgment in respect of, or for damages on account of or relating to the Amalgamation, the cease trading order with respect to any shares of L'Air D'Or shall have been revoked, and any required notice to or approval of any regulatory authority in connection with the Amalgamation shall have been obtained.

19.     SURVIVAL  OF  COVENANTS,  REPRESENTATIONS  AND  WARRANTIES

     The covenants, representations and warranties of the parties contained in this Agreement and contained in any certificate or document given pursuant hereto shall survive the completion of the Amalgamation and, notwithstanding such completion, shall continue in full force and effect indefinitely.

20.     L'AIR  D'OR  AND  TAGALDER

     L'Air D'Or and Tagalder hereby agree to indemnify and hold harmless one another on behalf of themselves and for and on behalf of and in trust for each of the directors of Tagalder and L'Air D'Or from and against any and all losses, claims, damages, costs, expenses and liabilities incurred by reason of, arising out of, or resulting from any breach by L'Air D'Or or Tagalder of any of their respective covenants contained herein or arising out of or resulting from a breach of, or inaccuracy in, any of the representations and warranties of L'Air D'Or and Tagalder contained herein.

21.     NOTICES

     Any notice required or permitted to be given to any party hereunder shall be in writing and shall be given by delivering the same in person on any Business Day in the case of Tagalder to 6855 Meadowvale Town Center Circle, Suite 316, Mississauga, Ontario. L5N 2Y1, to the attention of the President, and in the case of L'Air D'Or to 20 Shamrock Road, Erin, Ontario, NOB ITO, to the attention of the President.

22.     FURTHER  ASSURANCES

     Each party hereto shall with reasonable diligence do all such acts and things and execute and deliver all such documents or instruments required by each other party as may reasonably. be necessary or desirable to effect the purpose and intent of this Agreement and to carry out its provisions.

23.     GOVERNING  LAW

     This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the law of Canada applicable therein.

24.     ENTIRE  AGREEMENT

     This Agreement constitutes the entire agreement between the parties to this Agreement relating to the Amalgamation and supersedes all prior agreements and understandings, oral and written, between such parties with respect to the subject matter hereof.

25.     COUNTERPARTS

     This Agreement may be signed in counterparts and each of such counterparts shall constitute an original document and such counterparts taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF the parties have executed this Agreement as of the 2ND Day of November 1995.

TAGALDER  CORORATION

BY:  /s/ Gordon Leliever
____________________________
Gordon Leliever


L'AIR  D'OR  CORPORATION

BY:  /s/ Fred Rahn
____________________________
Fred Rahn


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